CONFORMED COPY

                            SHARE EXCHANGE AGREEMENT

      This Share Exchange Agreement ("the Agreement"), effective as of the 31st day of January, 2005, by and among Gateway International Holdings, Inc., a Nevada corporation ("Gateway") ,and Spacecraft Machine Products, Inc., a California corporation ("Spacecraft"), Lloyd R. Leavitt, III, ("LRL") and the Leavitt Family Trust ("LFT"), sole shareholders of Spacecraft (the "Shareholders"), with reference to the following:

                  A. The respective Boards of Directors of Gateway and Spacecraft have deemed it advisable and in the best interests of Gateway and Spacecraft that Spacecraft be acquired by Gateway, pursuant to the terms and conditions set forth in this Agreement.

                  D. Gateway and Spacecraft propose to enter into this Agreement which provides, among other things, that all of the outstanding shares of capital stock of Spacecraft be acquired by Gateway, as more fully described in the Agreement.

                  E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                 THE ACQUISITION

SECTION 1.1

         (a) At the Closing, a total of 100,000 shares of common stock (the "Spacecraft Stock"), which represents all of the issued and outstanding shares of Spacecraft's capital stock shall be acquired by Gateway in exchange for 600,000 restricted shares of Gateway common stock (the "Initial Shares"). The Shares will be issued as follows:
                  500,000 shares or LRL
                  100,000 shares to LFT

         (b) As additional contingent consideration to be paid for the Spacecraft Stock, if earned, Gateway agrees to issue to LRL an additional 150,00 restricted shares of Gateway common stock following each of the next three (3) calendar years, if Spacecraft's "net income before income taxes" in such year is equal to or greater than the amount set forth below:

         ------------------------------------------ ----------------------------
         Year Ended                                 Target Profit
         ------------------------------------------ ----------------------------
         December 31, 2005                          $200,000
         ------------------------------------------ ----------------------------
         December 31, 2006                          $300,000
         ------------------------------------------ ----------------------------
         December 31, 2007                          $350,000
         ------------------------------------------ ----------------------------

         "Net income before taxes" shall be determined in accordance with generally accepted accounting principles and shall be verified by Gateway's independent accountant. The shares of common stock to be issued pursuant to this subsection (b) are hereinafter referred to as the "Additional Shares" and together with the Initial Shares, collectively the "Shares".

In the event that Gateway is purchased or if Gateway decides to terminate the employment Agreement (Exhibit "B") of LRL, all shares not issued under this profit for shares agreement would be issued to LRL immediately.

SECTION 1.2 At the Closing, the Shareholders will deliver one or more certificates representing the Spacecraft Stock, duly endorsed so as to make Gateway the sole holder thereof, free and clear of all claims and encumbrances and Gateway shall deliver a transmittal letter directed to the transfer agent of Gateway directing the issuance of the Shares to the Shareholders.

SECTION 1.3 Following the reorganization, Spacecraft will be a wholly owned subsidiary of Gateway. Gateway agrees that, following its consummation of a capital raise after the Closing (as defined below) it will provide Spacecraft with working capital, at such time as Gateway may determine in its sole discretion.

                                   ARTICLE II
                                   THE CLOSING

SECTION 2.1 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gateway on or before January 15, 2004, (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

SECTION 2.2 The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

                  (a) LRL shall be offered a one-year employment contract with Spacecraft, substantially in the form of the attached Exhibit B, at a salary equal to LRL's current salary. The employment agreement shall also provide for benefits commensurate with those offered by Gateway to its employees, including health insurance, cell phone, reasonable automobile expense reimbursement, including repairs, gas and insurance, and other reasonable and necessary business expenses.

                  (b) Gateway agrees that LRL shall serve as its Chief Operating Officer on a part-time basis during the six months following the Closing. Such arrangement shall be reviewed at that time and the parties shall consider negotiating an employment contract with a salary and stock options.

                  (c) Gateway shall execute and deliver a note payable to LFT in the principal amount of $220,000 (the "Note"). The Note, a form of which is attached hereto as Exhibit A, will not bear interest and shall be payable in equal monthly installments over a period of sixty (60) months. The Note shall be secured for a period of three (3) years by Gateways' pledge, pursuant to a pledge agreement, of the Spacecraft Stock. The foregoing shall be in complete satisfaction of Spacecraft's obligations to repay to LFT the $300,000 loan previously made to Spacecraft.


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

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         The Shareholders, jointly and severally, represent and warrant to Gateway as of the Closing Date as follows:

SECTION 3.1 Organization and Qualification. Spacecraft is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Spacecraft is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. True, Spacecraft and complete copies of Spacecraft's Articles of Incorporation and By-laws, including all amendments thereto, have heretofore been delivered to Gateway.

SECTION 3.2       Capitalization.

         (a) The authorized capital stock of Spacecraft consists of 1,000,000 shares of common stock , no par value (the "Spacecraft Common Stock"). As of the date hereof, there were 100,000 shares of Spacecraft Common Stock issued and outstanding. All of the issued and outstanding shares of Spacecraft Common Stock are duly authorized, validly issued, fully paid, non-assessable, free of preemptive rights and were issued in compliance with federal and applicable state securities laws. All of the issued and outstanding shares of Spacecraft Common Stock owned beneficially and of record by the Shareholders, are owned free and clear of all liens, claims, security interests, pledges and other encumbrances or restrictions on transfer.

         (b) As of the date hereof and except as Spacecraft has previously advised Gateway in writing, there are no outstanding subscriptions, options, calls, contracts, agreements, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Spacecraft or any subsidiary of Spacecraft to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, shares of the capital stock of Spacecraft or obligating Spacecraft or any subsidiary of Spacecraft to grant, or enter into any such agreement or commitment, except for this Agreement. There are no outstanding or authorized stock appreciation, phantom stock, stock participation, or other similar rights with respect to Spacecraft. There are no voting trusts, proxies, other agreements or understandings to which Spacecraft, any subsidiary of Spacecraft or the Shareholders are a party or are bound with respect to the voting of any shares of capital stock of Spacecraft.

SECTION 3.3 Subsidiaries. Spacecraft has no subsidiaries except those as set forth on Schedule 3.3 attached hereto.


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

SECTION 3.4       Authority; Non-Contravention; Approvals.

         (a) The Shareholders have the power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and no other legal proceedings are necessary to authorize the execution of this Agreement and the consummation by the Shareholders of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholders and, assuming the due authorization, execution and delivery hereof by Gateway, constitutes a valid and binding agreement of the Shareholders, enforceable against him in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

         (b) The execution and delivery of this Agreement by the Shareholders does not, and the consummation by the Shareholders of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Spacecraft or the Shareholders under any of the terms, conditions or provisions of (i) the Articles of Incorporation or by-laws of Spacecraft, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Spacecraft or the Shareholders or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Spacecraft or either Shareholder is now a party or by which Spacecraft or the Shareholders or any of their respective properties or assets may be bound or affected.

         (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority, including the probate court, is necessary for the execution, delivery or performance of this Agreement by the Shareholders or the consummation by the Shareholders of the transactions contemplated hereby. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which Spacecraft or the Shareholder is a party, or to which any of them or any of their properties or assets are subject, is required for the execution, delivery or performance of this Agreement.

SECTION 3.5 Financial Statements. Spacecraft shall deliver to Gateway copies of its financial statements for the fiscal years ending December 31, 2004 and 2003, and interim financial statements for the two months ended November 30, 2004 (the "Spacecraft Financial Statements"). The Spacecraft Financial Statements have been prepared on a consistent basis and fairly and accurately present the financial position of Spacecraft as of the dates thereof and the results of operations and changes in financial position for the periods then ended.

SECTION 3.6 Absence of Undisclosed Liabilities. Except as expressly disclosed and described in Spacecraft Financial Statements, neither Spacecraft nor any of its subsidiaries had at November 30, 2004, or has incurred since that date, any liability, indebtedness, expense, claim, deficiency, guarantee or obligation of


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

any type (whether absolute, accrued, contingent, matured, un-matured or otherwise) or of any nature, except (i) liabilities, obligations or contingencies which are accrued or reserved against in Spacecraft Financial Statements or reflected in the notes thereto, and (ii) liabilities or obligations incurred in the ordinary course of business which, in the aggregate, do not exceed $10,000.

SECTION 3.7 Absence of Certain Changes or Events. From November 30, 2004 through the date hereof, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Spacecraft, taken as a whole other than those verbally disclosed to Gateway (Loss of the Delphi contract).

SECTION 3.8 Litigation. There are no claims, suits, actions, proceedings or investigations pending or, to the knowledge of the Shareholders, threatened against, relating to or affecting Spacecraft, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, and there is no basis known to the Shareholders for any of the foregoing, except as disclosed and attached hereto. Neither Spacecraft nor either Shareholder is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Spacecraft.

SECTION 3.9 Compliance with Laws; Permits. Spacecraft is not in violation of, nor has it been given notice of or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority. As of the date of this Agreement, no investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of the Shareholders, threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. Spacecraft holds all permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business.

SECTION 3.10      Agreements, Contracts and Commitments.

         (a) Except as Spacecraft has previously advised Gateway in writing, Spacecraft is not a party to nor is it bound by:

                  (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                  (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;


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

                  (iii) any fidelity or surety bond or completion bond;

                  (iv) any lease of personal property with fixed annual rental payments in excess of $10,000;

                  (v) any agreement, contract, commitment or grant containing any covenant limiting the freedom of Spacecraft to engage in any line of business or to compete with any person;

                  (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000 either individually or in the aggregate;

                  (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Spacecraft's business;

                  (viii) any mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing of money, the extension of credit or placing of liens on any assets of Spacecraft;

                  (ix) any guaranty of any obligation for borrowed money or otherwise;

                  (x) any purchase order or contract for the purchase of materials involving in excess of $10,000 either individually or in the aggregate;

                  (xi) any dealer, distribution, joint marketing or development agreement;

                  (xii)   any   sales    representative,    original   equipment
         manufacturer,   value  added,   remarketing  or  other   agreement  for
         distribution of Spacecraft's products or services;

                  (xiii) any collective bargaining agreement or contract with any labor union;

                  (xiv) any bonus, pension, profit sharing, retirement or other form of deferred compensation plan;

                  (xv) any medical insurance or similar plan; or

                  (xvi) any other agreement, contract, commitment or grant pursuant to which the obligations of any party thereto is in excess of $10,000.

(b) Spacecraft is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, grant, covenant, instrument, lease, license or commitment to which Spacecraft is a party or by which its assets are bound (collectively, a "Contract"), nor is either Shareholder aware of any event that would constitute such a breach, violation or


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

default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder by any party obligated to Spacecraft pursuant thereto. Spacecraft has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder for such Contracts to remain in effect without modification or termination after the Closing. Following the Closing Date, Spacecraft will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Spacecraft would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

SECTION 3.11      Tax Matters.

         (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes" means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (b) Tax Returns and Audits.

                  (i) Spacecraft has prepared and timely filed (or have properly filed the extensions for) all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to Spacecraft, its subsidiaries or operations thereof and such Returns are true and correct and have been completed in accordance with applicable law.

                  (ii) Spacecraft (A) has paid all Taxes it is required to pay and has withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) has accrued on Spacecraft Financial Statements all Taxes attributable to the periods covered by Spacecraft Financial Statements and has not incurred any liability for Taxes for the period prior to the Closing Date other than in the ordinary course of business.

                  (iii) Spacecraft has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against Spacecraft by the Internal Revenue Service (the "IRS") or any other governmental taxing authority, nor has Spacecraft executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.


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

                  (iv) No audit or other examination of any Return of Spacecraft or any of its subsidiaries is presently in progress, nor has Spacecraft been notified of any request for such an audit or other examination.

                  (v) No adjustment relating to any Returns filed by Spacecraft has been proposed formally or informally by any Tax authority to Spacecraft or any representative thereof.

                  (vi) Spacecraft has made available to Gateway or its legal counsel, copies of all federal and state income and all state sales and use Returns for Spacecraft filed for the past five (5) years.

                  (vii) There are (and immediately following the Closing Date there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of Spacecraft relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                  (viii) Neither Shareholder has any knowledge of any basis for the assertion of any claim relating or attributable to Taxes, which, if adversely determined, would result in any Lien on the assets of Spacecraft.

                  (ix) None of Spacecraft's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (x) There is no any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Spacecraft that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Spacecraft or its subsidiaries as an expense under applicable law.

                  (xi)  Spacecraft  has not filed any  consent  agreement  under
         Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Spacecraft or its subsidiaries.

                  (xii)   Spacecraft   is  not  a  party  to  any  tax  sharing,
         indemnification or allocation agreement nor does Spacecraft owe any amount under any such agreement.

SECTION 3.12      Employment.

         (a) Except as set forth and attached hereto, at the date hereof, Spacecraft does not maintain, contribute to or have any liability under any employee benefit plans, programs, arrangements or practices, including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any deferred compensation or retirement plans or arrangements, or other similar material


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

arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code). Spacecraft does not have any obligation to create any such plan.

         (b) With respect to each plan listed the attached schedule: (i) Spacecraft has performed in all material respects all obligations required to be performed by it under each such plan and each such plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, rules and regulations, including but not limited to the Code and ERISA; (ii) there are no actions, suits or claims pending or, to the knowledge of the Shareholders, threatened (other than routine claims for benefits) against any such plan; (iii) each such plan can be amended or terminated after the Closing Date in accordance with its terms, without liability to Spacecraft; and (iv) there are no inquiries or proceedings pending or, to the knowledge of either Shareholder, threatened by the IRS or the Department of Labor with respect to any such plan.

         (c) At or prior to the Closing, Spacecraft shall provide to Gateway a complete list of the employees for Spacecraft, including job title, current compensation, vacation accrued and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership, severance pay, insurance, medical, welfare or vacation plan. No employee of Spacecraft is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee and any other person or entity that in any way adversely affects or will affect (i) the performance of his or her duties as an employee of Spacecraft, or (ii) the ability of Spacecraft to conduct its business. Neither Spacecraft nor the Shareholders have received verbal or written notice that any of the employees listed in such employee list will not continue their employment relationship with Spacecraft after the Closing Date. All employees of Spacecraft are terminable at will by Spacecraft.

SECTION 3.13 Labor Controversies. There are no significant controversies pending or, to the knowledge of either Shareholder, threatened between Spacecraft and its employees. There are no material organizational efforts presently being made involving any of the presently unorganized employees of Spacecraft. Spacecraft has complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, and the payment of social security and similar taxes, and no person has asserted that Spacecraft is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

SECTION 3.14 Environmental Matters. Spacecraft (i) has obtained all applicable permits, licenses and other authorizations which are required under federal, state or local laws relating to pollution or protection of the environment ("Environmental Laws"), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Spacecraft (or its agents); (ii) is in full compliance with, and not in violation of, any terms and conditions of any required permits, licenses and authorizations, and any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered,


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promulgated  or approved  thereunder;  (iii) is not aware of nor has it received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any Environmental Law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding,
based  on  or  resulting  from   Spacecraft's  (or  any  agent's)   manufacture,
processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; (iv) has taken all actions necessary under applicable requirements of Environmental Laws, rules or regulations to register any products or materials required to be registered by Spacecraft (or its agents) thereunder; and (v) has not transported, stored, used, manufactured, released, disposed of or handled any hazardous substance or any product containing a hazardous substance in violation of any Environmental Law.

SECTION 3.15 Interested Party Transactions. Spacecraft is not a party to any oral or written (a) consulting or similar agreement with any present or former director, officer or employee or any entity controlled by any such person, (b)
agreement with any executive officer or other key employee of Spacecraft the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Spacecraft or any of its subsidiaries of the nature contemplated by this Agreement or (c) agreement with respect to any executive officer or other key employee of Spacecraft providing any term of employment or compensation guarantee. Spacecraft is not a party to any agreement, contract, lease, license, arrangement, or other understanding with the Shareholders or any employee of Spacecraft (except employment agreements disclosed to Gateway at or prior to the Closing, any relative or affiliate of either Shareholder or any employee of Spacecraft, or any other partnership or enterprise in which the Shareholders or any employee of Spacecraft, or any such relative or affiliate thereof, had or now has a 5% or greater ownership interest, or other substantial interest, other than contracts or agreements provided to Gateway at or prior to the Closing.

SECTION 3.16 Insurance. At or prior to the Closing, Spacecraft shall provide to Gateway a list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Spacecraft. All insurance policies listed are in full force and effect. There is no claim by Spacecraft pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and there is no retroactive premium adjustment obligation of any kind, and the is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Shareholders have no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

SECTION 3.17      Intellectual Property Rights.

         (a) If applicable, a schedule attached lists all of Spacecraft's federal, state and foreign patents, inventions and discoveries that may be patentable, copyrights, trade names, trademarks, service marks and all pending applications for any patents or other intellectual property rights or in which Spacecraft has any interest whatsoever and all other trade secrets, know-how, confidential information, customer lists, software, technical information, data, plans, drawings and blueprints and intellectual property rights, whether or not registered, created or used by or on behalf of Spacecraft, in each case relating to its business (collectively, "Spacecraft Intellectual Property Rights").

         (b) No person has a right to receive a royalty or similar payment in respect of any Spacecraft Intellectual Property Rights. Spacecraft does not have any licenses granted, sold or otherwise transferred by or to it or other agreements to which it is a party, relating in whole or in part to any of Spacecraft Intellectual Property Rights.

         (c) Spacecraft Intellectual Property Rights are all those necessary for the operation of the business of Spacecraft as it is currently conducted. Spacecraft is the owner of all right, title, and interest in and to Spacecraft Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances and other adverse claims, and has the right to use without payment to a third party all of Spacecraft Intellectual Property Rights. All employees of Spacecraft that work with or have access to Spacecraft Intellectual Property Rights have signed nondisclosure agreements and intellectual property agreements.

         (d) None of Spacecraft Intellectual Property Rights is involved in any pending or threatened litigation, nor has been the subject of any interference, opposition or cancellation proceedings. Spacecraft has not received any notice of invalidity or infringement of any rights of others with respect to Spacecraft Intellectual Property Rights. Spacecraft has taken all reasonable and prudent steps to protect Spacecraft Intellectual Property Rights from infringement by any other firm, corporation, entity or person. The use of Spacecraft Intellectual Property Rights by Spacecraft is not infringing upon or otherwise violating the rights of any third party in or to such Spacecraft Intellectual Property Rights, nor has any third party alleged any such infringement. All of Spacecraft Intellectual Property Rights are valid and enforceable rights of Spacecraft or a subsidiary and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement. To the knowledge of the Shareholders, there is no infringement by any third party of Spacecraft Intellectual Property Rights.

SECTION 3.18 Books and Records. The books of account, minute books, stock record ledgers and other records of Spacecraft, all of which have been made available to Gateway, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Spacecraft contain accurate and complete records of all meetings held of, and corporate action taken by, the Shareholders, the Board of Directors and committees of the Board of Directors of Spacecraft and no meeting of the Shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

SECTION 3.19      Title To and Condition of Properties.

         (a) Spacecraft owns good and marketable title to the properties and assets reflected on Spacecraft Financial Statements or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, and (ii) assets disposed of since October 31, 2004, in the ordinary course of business.

         (b) (i) Spacecraft does not own any real estate; (ii) the properties subject to the real property leases attached hereto constitute all of the real estate used or occupied by Spacecraft (the "Spacecraft Real Estate"), and (iii) Spacecraft Real Estate has access, sufficient for the conduct of Spacecraft's business, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operations of Spacecraft.

         (c) The real property leases attached are in full force and effect, and Spacecraft has a valid and existing leasehold interest under each such lease for the term set forth therein. Spacecraft has delivered to Gateway complete and accurate copies of each of the leases and none of such leases has been modified in any respect, except to the extent that the copies delivered to Gateway disclose such modifications. Spacecraft is not in default, and no circumstances exist which could result in such default, under any of such leases, nor, to the knowledge of either Shareholder, is any other party to any of such leases in default.

         (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of Spacecraft's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. At or prior to the Closing, Spacecraft shall provide to Gateway a complete list of all items of machinery and equipment used in the business of Spacecraft. Spacecraft owns or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business. At or prior the Closing Spacecraft shall deliver to Gateway copies of all equipment leases. None of such equipment leases has been modified in any respect, except to the extent that the copies disclose such modifications delivered to Gateway. Spacecraft is not in default, and no circumstances exist which could result in such default, under any of such equipment leases, nor, to the knowledge of the Shareholder, is any other party to any of such equipment leases in default.

         (e) Spacecraft is not in any material respect in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and Spacecraft has not received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by Spacecraft.

SECTION 3.20 Accounts Receivable. All Accounts Receivable that are reflected on the balance sheet as of October 31, 2004, contained in the Financial Statements represent, and all Accounts Receivable from that date to the Closing date will represent, valid obligations arising from sales actually made or services actually performed by Spacecraft in the ordinary course of business. Except to the extent collect prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the balance sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, and any immaterial amounts that are written off quarterly, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business of Spacecraft, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 3.20 contains a complete and accurate list of all Accounts Receivable as of October 31, 2004, which list sets forth the aging of each Account Receivable.

SECTION 3.21. Inventories. All items included in the inventories on the balance sheet contained in the Financial Statements consist of a quality and quantity usable and, with respect to finished goods, saleable, in the ordinary course of business of Spacecraft except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in such balance sheet as of the Closing Date. Spacecraft is not in possession of any inventory not owned by it, including goods already sold other than Divaricate inventory which is located at Spacecraft. When the Divaricate inventory is sold the proceeds are split _____. All of the inventories have been valued at the lower costs or [market][net realizable] value on a [last in, first out] [first in, first out] basis. Inventories now on hand that were purchased after the date of the balance sheet were purchased in the ordinary course of business at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of inventories (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Spacecraft. Work-in-process inventories are now valued, and will be valued on the Closing Date, according to generally accepted accounting principles.

SECTION 3.22 Representations Complete. None of the representations or warranties nor any statement made by the Shareholders in this Agreement or any Schedule or certificate furnished by the Shareholders pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF GATEWAY

         Gateway hereby represents and warrants to the Shareholders as of the Closing Date as follows:

SECTION 4.1 Organization and Qualification. Gateway is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Gateway is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. True, accurate and complete copies of Gateway's Articles of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Spacecraft.

SECTION 4.2 Capitalization. The authorized capital stock of Gateway consists of 100,000,000 shares of Gateway Common Stock and 0 shares of preferred stock ("Gateway Preferred Stock"). As of January 15, 2005, there were 37,207,254 shares of Gateway Common Stock issued and outstanding and no shares of Gateway Preferred Stock outstanding. All of the issued and outstanding shares of Gateway Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

SECTION 4.3       Authority, Non-Contravention, and Approvals.

         (a) Gateway has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Gateway's Board of Directors has duly authorized the execution and delivery of this Agreement, and the consummation by Gateway of the transactions contemplated hereby, and no other corporate proceedings on the part of Gateway are necessary to authorize the execution and delivery of this Agreement and the consummation by Gateway of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Gateway and, assuming the due authorization, execution and delivery hereof by the Shareholders, constitutes a valid and binding agreement of Gateway, enforceable against Gateway in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

         (b) The execution and delivery of this Agreement by Gateway does not, and the consummation by Gateway of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Gateway under any of the terms, conditions or provisions of (i) the charter or by-laws of Gateway,
(ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Gateway or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Gateway is now a party or by which Gateway or any of its properties or assets may be bound or affected.

         (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Gateway or the consummation by Gateway of the transactions contemplated hereby.

SECTION 4.4 Absence of Certain Changes or Events. From September 30, 2004 through the date hereof, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Gateway and its subsidiaries, taken as a whole.

SECTION 4.5 Litigation. There are no claims, suits, actions, proceedings or investigations pending or, to the knowledge of Gateway, threatened against, relating to or affecting Gateway or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, except as disclosed and attached hereto. Neither Gateway nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Gateway and its subsidiaries.

SECTION 4.6 Compliance with Laws. Neither Gateway nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Gateway and its subsidiaries, taken as a whole. As of the date of this Agreement, to the knowledge of Gateway, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

                                    ARTICLE V
          ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
                              CONCERNING THE SHARES

         The Shareholders hereby represents and warrants to Gateway as of the Closing Date as follows:

SECTION 5.1       Purchase Entirely For Own Account.

         This Agreement is made with the Shareholders in reliance upon such Shareholder's representation to Gateway, which by Shareholder's execution of this Agreement such Shareholders hereby confirm, that the Shares to be acquired by such Shareholder will be acquired for investment for such Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Shareholders have no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Shareholders further represents that such Shareholder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any person, with respect to any of the Shares.

SECTION 5.2       Disclosure Of Information.

         The Shareholders believes they have received all of the information they consider necessary or appropriate for deciding whether to acquire the Shares. The Shareholder further represent that they have had an opportunity to ask questions and receive answers from Gateway regarding the Shares. The foregoing, however, does not limit or modify the representations and warranties of Gateway contained in Article 4 or the right of each Shareholder to rely thereon.

SECTION 5.3       Restricted Securities.

         The Shareholder understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Shareholder's representations as expressed herein. The Shareholders understand that such unregistered the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Shareholders must hold the Shares unless and until they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Shareholders acknowledge that Gateway has no obligation to register or qualify any of the Shares for resale. Each Shareholder further acknowledges that if an exemption from registration or qualification is available, such as that under Rule 144 under the Securities Act, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the one (1) year holding period for the Shares, and on requirements relating to Gateway which are outside of such Shareholder's control.

SECTION 5.4       Legends.

         (a) Each Shareholder understands that the certificates representing the Shares, and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

                  (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR
INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933"; and

                  (ii) Any legends required by the laws of the State of California, including any legend required by the California Department of Corporations.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

SECTION 6.1 Conditions to Obligations of Spacecraft. The obligation of Spacecraft to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Spacecraft.

                  (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Gateway, which in the opinion of Spacecraft would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Gateway set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                  (b) Performance of Obligations. Gateway shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Gateway shall have complied in all material respects with the course of conduct required by this Agreement.

                  (c) Consents. Execution of this Agreement by the shareholders of Spacecraft and any consents necessary for or approval of any party listed on any Schedule delivered by Gateway whose consent or approval is required pursuant thereto shall have been obtained.

SECTION 6.2 Conditions to Obligations of Gateway. The obligation of Gateway to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Gateway.

                  (a)  Representations   and  Warranties.   There  shall  be  no
information disclosed in the schedules delivered by the Shareholders, which in the opinion of Gateway, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of the Shareholders set forth in Articles 3 and 5 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

         (b) Performance of Obligations. The Shareholders shall have in all material respects performed all agreements required to be performed by them under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Spacecraft shall have complied in all respects with the course of conduct required by this Agreement.

                  (c) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by the Shareholders, whose consent or approval is required pursuant thereto, shall have been obtained.

                  (d) Statutory Requirements. All statutory requirements for the valid consummation by the Shareholders of the transactions contemplated by this Agreement shall have been fulfilled.

                  (e) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Spacecraft for consummation of the transactions contemplated by this Agreement shall have been obtained.

                                   ARTICLE VII
                          MATTERS SUBSEQUENT TO CLOSING

SECTION 7.1 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

SECTION 7.2 Repayment of Shareholder Loan. Following the Closing, Gateway agrees that the LRL's loan to Spacecraft in the principal amount of $75,000 will be repaid to the Shareholder in twelve (12) equal monthly installments.

SECTION 7.3 Life Insurance. Following the Closing, the $1,000,000 life insurance policy maintained by Spacecraft on the life of the Lloyd R. Leavitt shall thereafter be paid by the LFT. Notwithstanding the foregoing, in the event that any benefits are paid out from the policy, the first amount so paid shall be deemed to be full satisfaction of the any amount due under the Note (in full satisfaction of Gateway's obligations thereunder), with the balance to be paid to the Shareholder's heirs in accordance with the policy.

SECTION 7.4 Conduct of Business. Following the Closing, LRL shall continue to have responsibility for making day-to-day management decision on behalf of the Spacecraft. Gateway agrees that Mr. Gledhill will make himself available to assist in the operations of Spacecraft. The Shareholders and other authorized Spacecraft individuals will continue to be authorized signatories on Spacecraft's bank accounts, and will continue to be responsible for monthly accounting and budget controls. Spacecraft and the Shareholders agree that Spacecraft will provide timely monthly financial statements for consolidation with Gateway's and its other subsidiaries' financial statements, and Gateway and its representatives shall have access to Spacecraft's books and records at any time upon request.

                                  ARTICLE VIII
                     NATURE AND SURVIVAL OF REPRESENTATIONS

SECTION 8.1 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by Gateway, the Shareholders or Spacecraft pursuant hereto, or otherwise adopted by Gateway, by its written approval, or by Shareholders or Spacecraft by his or its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Gateway or Spacecraft as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                                   ARTICLE IX
                          SHAREHOLDERS INDEMNIFICATION

         Following the Closing, each of the Shareholders, jointly and severally, agrees to protect, defend, indemnify and hold Gateway harmless with respect to any and all claims, demands, suits, actions, administrative proceedings, losses, damages, obligations, liabilities, costs and expenses, including without limitation reasonable legal and other costs and expenses of investigating and defending any actions or threatened actions which arise as a result of or which are related to any active or passive act, omission, occurrence, event or condition that occurred prior to the Closing Date in connection with any misrepresentation or breach of any of the representations, covenants or warranties of the Shareholders contained herein.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of California excluding the conflicts of laws.


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

SECTION 10.2 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

        If to Gateway                          If to the Shareholders

        Mr. Larry Consalvi                     Mr. Lloyd R. Leavitt, III
        Gateway International Holdings, Inc.   Spacecraft Machine Products, Inc.
        3840 East Eagle Drive                  23880 Madison Street
        Anaheim, CA 92807                      Torrance, CA 92505

SECTION 10.3 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

                  (a) Extend the time for the performance of any of the obligations of the other;

                  (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

                  (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

                  (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

         Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 10.3 shall be valid if authorized or ratified by the Board of Directors of such party.

SECTION 10.4 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Gateway or Spacecraft shall not constitute a waiver of the right to pursue other available remedies.

SECTION 10.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 10.6 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Gateway and Spacecraft and its shareholders.

SECTION 10.7 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

SECTION 10.8 Cost and Expenses. Spacecraft shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

SECTION 10.9 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         Executed as of the date first written above.

         Gateway International Holdings, Inc.          Spacecraft Machine Products, Inc.

         By:               // S //                     By:         // S //
             -----------------------------------           -----------------------------------
              Larry Consalvi, President                      Lloyd R. Leavitt, III, President

         The undersigned hereby approves the Share Exchange Agreement with Gateway International Holdings, Inc. The undersigned hereby represent and warrant that the undersigned have read the Share Exchange Agreement and understand its terms and conditions.

Sole Shareholders of Spacecraft Machine Products, Inc.


                           // S //                       Date: January 28, 2005
         ----------------------------------------
         Lloyd R. Leavitt, III

                           // S //                       Date: January 22, 2005
         ----------------------------------------
         The Leavitt Family Trust
         By Lloyd R. Leavitt

                  // S //                                Date: January 22, 2005
         ----------------------------------------
         The Leavitt Family Trust
         By Anne S. Leavitt

SPOUSAL CONSENT TO SHARE EXCHANGE AGREEMENT

The undersigned spouses of the Shareholders hereby represent and warrant that the undersigned have read the Share Exchange Agreement and understand its terms and condition. Each of the undersigned hereby consents to her spouses transfer of his Shares pursuant to the terms thereof.

                  // S //                               Date: January 26, 2005
         --------------------------------------
         Jo. L. Leavitt


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